Exhibit 10.6

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of             , 2016 by and between Adient US LLC, a Michigan limited liability company (“Company”), and              (“Indemnitee”). Except as provided herein, this Agreement supersedes and replaces any and all previous agreements between the Company and Indemnitee covering the subject matter of this Agreement.

RECITALS

WHEREAS, the Company is a subsidiary of Adient plc, a public limited company organized under the laws of Ireland (“Adient”);

WHEREAS, it is essential to the Company and Adient that Adient retain and attract as directors and secretary the most capable persons available;

WHEREAS, due to restrictions imposed by the laws of Ireland, the Articles of Association of Adient (the “Adient Articles”) do not confer indemnification and advancement rights on its directors and secretary as broad as the indemnification and advancement rights that are customarily provided to the directors and secretary of a limited liability company organized under the laws of the State of Michigan;

WHEREAS, the Board of Directors of the Company believes that highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers, secretaries or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Company has requested that the Indemnitee serve as an Official of Adient, and, if requested to do so by the Company, as an Official of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, the Indemnitee to the fullest extent permitted by applicable law so that he or she will serve or continue to serve Adient or the Company free from undue concern that he or she will not be so indemnified;

WHEREAS, in recognition of Indemnitee’s need for (a) substantial protection against personal liability, (b) specific contractual assurance that such protection will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Adient Articles, the limited liability company operating agreement of the Company (the “Operating Agreement”) or any change in the composition of the Board of Directors of the Company or acquisition transaction relating to Adient), the Company wishes to provide in this Agreement for the indemnification by the Company of and the advancing by the Company of expenses to Indemnitee as set forth in this Agreement;

WHEREAS, this Agreement is a supplement to and in furtherance of any insurance maintained by Adient or the Company, the Adient Articles, the Deed of Indemnity which Indemnitee has with Adient (the “Adient Deed of Indemnity”), the Operating Agreement and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Adient Articles, the Adient Deed of Indemnity, the Operating Agreement and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director of Adient without adequate protection, and the Company desires Indemnitee to serve or continue to serve in such capacity.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. As used in this Agreement:

(a) References to “agent” shall mean, with respect to any Enterprise, any person who is or was a director, officer, or employee of such Enterprise or a subsidiary of the Enterprise or other person authorized by the Enterprise to act for the Enterprise, to include such person serving in such capacity as an Official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Enterprise or a subsidiary of the Enterprise.

(b) “Beneficially Own” shall have the meanings given to such terms in Rule 13d-3 under the Exchange Act.

(c) “Board” shall mean the board of directors of Adient.

(d) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i. The acquisition by any Person (as defined below) of Beneficial Ownership, directly or indirectly, of securities of Adient representing twenty percent (20%) or more of either (1) the then outstanding ordinary shares of Adient (the “Outstanding Adient Shares”) or (2) the combined voting power of the then outstanding voting securities of Adient entitled to vote generally in the election of directors (the “Outstanding Adient Voting Securities”); provided, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from Adient, (2) any acquisition by Adient or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Adient or any of its subsidiaries or (4) an acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(d);

ii. Individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director of the Board after the date of this Agreement whose election, or nomination for election by Adient’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

iii. Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving Adient or any of its subsidiaries with any Person other than Adient or its subsidiaries or other disposition of all or substantially all of the assets of Adient to a Person other than a subsidiary of Adient (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals, and entities who were the beneficial owners, respectively, of the Outstanding Adient Shares and Outstanding Adient Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of voting securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Adient Shares and Outstanding Adient Voting Securities, as the case may be; (B) no Person (excluding any entity resulting from such Business Combination or any parent of such entity, and excluding any employee benefit plan (or related trust) of Adient, such entity resulting from such Business Combination or such parent) Beneficially Owns, directly or indirectly, more than 50%, respectively, of the then outstanding voting securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors or equivalent governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv. The approval by the shareholders of Adient of a complete liquidation or dissolution of Adient.

For purposes of this Section 1(d), the term “Person” shall have the meaning as set forth in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; provided, that Person shall exclude (i) Adient, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of Adient, and (iii) any corporation owned, directly or indirectly, by the shareholders of Adient in substantially the same proportions as their ownership of ordinary shares of Adient.

(e) “Corporate Status” describes the status of a person who is or was an Official of an Enterprise.

(f) “Disinterested Director” shall mean a director of the Board who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(g) “Enterprise” shall mean Adient, the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as an Official.

(h) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(j) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) judgments, fines and amounts paid in settlement, (ii) Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (iii) for purposes of Section 12(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise and (iv) including all interest, assessments and other charges paid or payable in connection with or in respect of Expenses.

(k) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three (3) years has been, retained to represent: (i) Adient, the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing Adient, the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(l) “Michigan Act” shall mean the Michigan Limited Liability Company Act, as amended, supplemented or restated from time to time, and any successor to such statute.

(m) “Official” shall mean a director, officer, secretary, employee, trustee, agent, partner, managing member, fiduciary or other official of the Company, Adient or another Enterprise.

(n) The term “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of Adient, the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the Indemnitee’s Corporate Status, by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

(o) References to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, secretary, employee or agent of Adient or the Company that imposes duties on, or involves services by, such director, officer, secretary, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Section 2. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by reason of Indemnitee’s Corporate Status. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein; provided that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, a knowing violation of the law. The parties hereto intend that this Agreement (a) shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including any indemnification provided by the Adient Articles, the Adient Deed of Indemnity, the Operating Agreement, vote of Adient’s shareholders, vote of the Company’s members or disinterested directors or applicable law and (b) shall not be deemed a substitute for, nor to diminish or abrogate any rights of Indemnitee under any insurance maintained by Adient or the Company.

Section 3. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 3 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 4. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 6. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 2 or 3, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding by reason of Indemnitee’s Corporate Status.

(b) For purposes of Section 6(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

i. to the fullest extent permitted by the provision of the Michigan Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Michigan Act; and

ii. to the fullest extent authorized or permitted by any amendments to or replacements of the Michigan Act adopted after the date of this Agreement that increase the extent to which a limited liability company may indemnify its officers and directors.

Section 7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any claim involving Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of Adient within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, (ii) any reimbursement of Adient by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of Adient, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of Adient pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or Section 904 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to Adient of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of Adient by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c) except as provided in Section 12(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against Adient, the Company or their respective directors, officers, secretary, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) Adient or the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in Adient or the Company, as applicable, under applicable law.

Section 8. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary (other than Section 12(d)), the Company shall advance, to the extent not prohibited by law, the Expenses (other than judgments, fines and amounts paid in settlement) incurred and paid by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or any Proceeding initiated by Indemnitee with the prior approval of the Board as provided in Section 7(c), and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 12(d), advances shall include any and all reasonable Expenses (other than judgments, fines and amounts paid in settlement) incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section 8 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 7.

Section 9. Procedure for Notification and Defense of Claim; Exhaustion of Remedies.

(a) Indemnitee shall notify Adient and the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to Adient and the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to Adient and the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. The omission by Indemnitee to notify Adient and the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement except to the extent that such delay materially and adversely affects the Company’s ability to participate in the defense of such Proceeding, and any delay in so notifying Adient and the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses (other than judgments, fines and amounts paid in settlement) subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such claim, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such claim) and all Expenses related to such separate counsel shall be borne by the Company.

(c) Prior to making a written request for indemnification pursuant to Section 9(a) or making a request for advancement of Expenses pursuant to Section 8, Indemnitee shall (i) seek such indemnification or advancement of such Expenses, as applicable, under any applicable insurance policy and (ii) request that Adient consider in its discretion whether to make such indemnification or advancement of such Expenses, as applicable. Upon any such request by Indemnitee of Adient, it is expected that Adient will consider whether to make such indemnification or advancement of such Expenses, as applicable, based on the facts and circumstances related to the request. Adient may require, as a condition to making any indemnification or advancement of Expenses, as applicable, that Indemnitee enter into an agreement providing for such indemnification or advancement of such Expenses, as applicable, to be made subject to substantially the same terms and conditions applicable to an indemnification or advancement of Expenses, as applicable, by the Company under this

Agreement (including conditioning any advancement of Expenses upon delivery to Adient of an undertaking of the type described in Section 8). If indemnification or advancement of Expenses (other than judgments, fines and amounts paid in settlement), as applicable, is not received pursuant to an insurance policy, or from Adient, within five (5) business days of the later of Indemnitee’s request of the insurer and Indemnitee’s request of Adient pursuant to the first sentence of this Section 9(c), Indemnitee may make written demand on the Company for indemnification pursuant to Section 9(a) or make a request for advancement of Expenses pursuant to Section 8, as applicable.

Section 10. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 9(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (collectively, the “Reviewing Party”); and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Reviewing Party with respect to Indemnitee’s entitlement to indemnification, including providing to the Reviewing Party upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements, but excluding judgments, fines and amounts paid in settlement) incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Company irrespective of the determination as to Indemnitee’s entitlement to indemnification, and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(b) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a), the Independent Counsel shall be selected as provided in this Section 10(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to Adient and the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to Adient and the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Michigan Court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Michigan Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(a). Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a), and the Reviewing Party shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Reviewing Party to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Reviewing Party that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, a knowing violation of the law.

(c) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, officers or other Officials of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of such Enterprise as to matters Indemnitee reasonably believes are within such Person’s professional or expert competence. The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) The knowledge and/or actions, or failure to act, of any Official of any Enterprise or any other person shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12. Remedies of Indemnitee.

(a) Subject to Section 12(e), if (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses (other than judgments, fines and amounts paid in settlement) is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) of this Agreement within ninety (90) days after receipt by Adient and the Company of a request for indemnification (after Indemnitee has exhausted the procedures set forth in Section 9(c)), (iv) payment of indemnification is not made pursuant to Section 3, 4 or 5 or the second to last sentence of Section 10(a) within ten (10) days after receipt by Adient and the Company of a written request therefor (after Indemnitee has exhausted the procedures set forth in Section 9(c)), (v) payment of indemnification pursuant to Section 2 or 6 is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) if Adient, the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Michigan Court of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a). Neither Adient nor the Company shall oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) If a determination shall have been made pursuant to Section 10(a) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 10(a) that Indemnitee is entitled to indemnification, Adient and the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, but only to the extent that the misstatement or omission affected the such determination, or (ii) a prohibition of such indemnification under applicable law.

(d) Adient and the Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses (other than judgments, fines and amounts paid in settlement) and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if Indemnitee is successful in such action.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 13. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Adient Articles, the Adient Deed of Indemnity, the Operating Agreement, any agreement, a vote of Adient shareholders, a vote of the Company’s stockholders, a resolution of directors, any insurance maintained by Adient or the Company or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Michigan law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Adient Articles, the Adient Deed of Indemnity, the Operating Agreement and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, secretaries, employees, or agents of any Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, secretary, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, Adient or the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) In the event of any payment made by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. Notwithstanding the foregoing, the Company shall be required to make payments under this Agreement within the time periods set forth in this Agreement regardless of whether, at the time such payments are due, the Indemnitee is pursuing recovery under any such policy, contract, agreement or other means.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as an Official of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise. Notwithstanding the foregoing, the Company shall be required to make payments under this Agreement within the time periods set forth in this Agreement regardless of whether, at the time such payments are due, the Indemnitee is pursuing recovery from such other Enterprise.

Section 14. Duration of Agreement; Successors and Assigns. All agreements and obligations of the Company contained in this Agreement shall continue for so long as Indemnitee shall be subject to, or involved in, any proceeding for which indemnification is provided pursuant to this Agreement. Notwithstanding the foregoing, no legal action shall be brought and no cause of action shall be asserted by or on behalf of Adient, the Company or any of their subsidiaries against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, or such longer period as may be required by the laws of Michigan under the circumstances. Any claim or cause of action of Adient, the Company or any of their subsidiaries shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern. The indemnification and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be an Official of Adient, the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director or officer of Adient or the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of Adient or the Company, as applicable. Accordingly, the parties hereto agree that in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, Indemnitee shall have the right to specific performance and injunctive or other equitable relief in respect of his or her rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties hereto also agree that the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties hereto.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, that this Agreement is a supplement to and in furtherance of the Adient Articles, the Adient Deed of Indemnity, the Operating Agreement, any insurance maintained by Adient or the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 18. Notice by Indemnitee. Indemnitee agrees promptly to notify Adient and the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify Adient and the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise, except to the extent that the Company is materially and adversely prejudiced by such failure.

Section 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b) If to the Company to:

Adient US LLC

833 East Michigan Street, Suite 1100

Milwaukee, Wisconsin 53202

Attn: General Counsel

Email: CO-General.Counsel@adient.com

or to any other address as may have been furnished to Indemnitee by the Company.

Section 20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Expenses incurred by Indemnitee in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding to reflect (i) the relative benefits received by Adient and the Company, on the one hand, and Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of Adient and the Company (and their respective directors, officers, employees and agents), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).

Section 21. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a), the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Circuit Court in the County of Wayne, Michigan) (the “Michigan Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Michigan Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Michigan, irrevocably The Corporation Trust Company, 30600 Telegraph Road – Suite 2345, Bingham Farms, Michigan 48025 as its agent in the State of Michigan as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Michigan, (iv) waive any objection to the laying of venue of any such action or proceeding in the Michigan Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Michigan Court has been brought in an improper or inconvenient forum.

Section 22. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures.

Section 23. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. Unless otherwise specified, references to a Section or clause refer to Sections or clauses of this Agreement. The word “including” and words of similar import shall mean “including without limitation” unless otherwise specified. The word “or” shall not be exclusive. Any reference to “days” means calendar days unless business days are expressly specified.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

ADIENT US LLC	INDEMNITEE

By:	By:
Name:	Name:
Office:	Address:

[Signature Page to Indemnification Agreement]